Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-190497 and 333-187343) and Form S-8 (Nos. 333-190222 and 333-163919) of Oramed Pharmaceuticals Inc. of our report dated November 26, 2013 relating to the financial statements which appears in this Annual Report on Form 10-K for the fiscal year ended August 31, 2013.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
November 26, 2013